Exhibit 99.1

Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $10.3 Million.

DALLAS – April 19, 2017 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the first quarter of 2017.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this document.

2017 First Quarter Material Items of Note

•

We completed the sale of our asset management subsidiary, Triumph Capital Advisors, LLC (“TCA”) and recorded a pre-tax gain on sale of $20.9 million.  The net impact of the sale of TCA, after taxes and transaction related expenses, was approximately $10.0 million, or $0.53 per diluted share.

•

We recorded a provision for loan loss of $7.7 million during the first quarter of 2017, including net charge-offs of $4.0 million and a net increase in specific reserves of $1.0 million.  Approximately $1.4 million of the charge-offs had specific reserves previously recorded, which reduced our net specific reserves by such amount.  The charge-offs also contributed to an increase in the estimate of the allowance for loan and lease losses (“ALLL”) recorded against the remaining loan portfolio of $2.3 million as a result of higher general loss factors incorporated into our ALLL methodology.

Approximately $3.1 million of the charge-offs and $1.8 million of the additional specific reserves recorded were associated with five loan relationships.  Two of the loans are part of our healthcare finance unit and have been previously reported as problem credits.  Three were acquired via ColoEast Bankshares, Inc.  The charge-offs and specific reserves related to the healthcare credits represents substantially all of the remaining balance sheet exposure we have to these two borrowers.

2017 First Quarter Highlights

•

For the first quarter of 2017, net income was $10.5 million and net income available to common stockholders was $10.3 million, compared to net income of $6.3 million and net income available to common stockholders of $6.1 million for the quarter ended December 31, 2016.

•

Diluted earnings per share were $0.55 for the quarter ended March 31, 2017, compared to $0.33 for the quarter ended December 31, 2016.  Adjusted diluted earnings per share, which exclude the TCA gain on sale and transaction related costs, were $0.02 for the quarter ended March 31, 2017.

•

Net interest margin (“NIM”) was 5.37% for the quarter ended March 31, 2017, compared to 5.60% for the quarter ended December 31, 2016. Adjusted NIM, which excludes loan discount accretion, was 5.19% for the quarter ended March 31, 2017, compared to 5.15% for the quarter ended December 31, 2016.

•

Total loans held for investment increased $7.6 million to $2.035 billion at March 31, 2017, compared to $2.028 billion at December 31, 2016.  Excluding our mortgage warehouse facilities, which experienced a $60.1 million seasonal decline, our total loans held for investment increased $67.7 million, or 4%, during the first quarter.

Sale of Triumph Capital Advisors, LLC

Set forth below is a summary of the consideration received and the resulting gain on sale recorded from the TCA transaction, including transaction related expenses incurred in conjunction with the sale.  Triumph extended financing for a portion of the consideration received with a credit facility in the amount of $10.5 million and is entitled to receive 3% of TCA’s future revenues, with a maximum earn-out of $2.5 million.

(Dollars in thousands)
Consideration received (fair value):
Cash	$10,554
Loan receivable	10,500
Revenue share	1,623
Total consideration received	22,677
Carrying value of TCA membership interest	1,417
Direct transaction costs	400
Gain on sale of subsidiary	$20,860
Incremental bonus related to transaction	4,814
Indirect transaction costs	325
Earnings impact of transaction, pre-tax	15,721
Tax effect of transaction	5,754
Earnings impact of transaction, net of taxes	$9,967

Also as a result of the transaction, we incurred direct transaction expenses of $0.4 million, other indirect transaction costs of $0.3 million, and accrued $4.8 million in incremental bonus expense. The substantial majority of this bonus was paid to employees of TCA in recognition of their contribution to this transaction and building the value realized in the sale of this business.

Net of taxes and transaction related costs, the TCA sale contributed approximately $10.0 million, or $0.53 per diluted share, to earnings for the first quarter of 2017.

Balance Sheet

Total loans held for investment were $2.035 billion at March 31, 2017.  Our commercial finance loans, which comprise 35% of the loan portfolio, were $713.6 million at March 31, 2017, compared to $693.7 million at December 31, 2016.  This is an increase of $20.0 million, or 2.9%, in the first quarter of 2017.

Total deposits were $2.024 billion at March 31, 2017, an increase of $8.5 million or 0.4% for the first quarter of 2017.  Non-interest-bearing deposits accounted for 19% of total deposits and non-time deposits accounted for 54% of total deposits at March 31, 2017.

Net Interest Income

We earned net interest income for the quarter ended March 31, 2017 of $31.8 million compared to $33.5 million for the quarter ended December 31, 2016.  Yields on loans for the quarter ended March 31, 2017 were down 21 bps from the prior quarter to 7.15% (up 11 bps from the prior quarter to 6.93% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.58% for the quarter ended March 31, 2017 compared to 0.54% for the quarter ended December 31, 2016, on an annualized basis.

Asset Quality

Non-performing assets decreased 6 bps from December 31, 2016 to 1.92% of total assets at March 31, 2017.  The ratio of past due to total loans decreased to 3.16% at March 31, 2017 from 3.61% at December 31, 2016.  We recorded total net charge-offs of $4.0 million for the quarter ended March 31, 2017 compared to net charge-offs of $2.0 million for the quarter ended December 31, 2016.  We recorded a provision for loan losses of $7.7 million for the quarter ended March 31, 2017 compared to a provision of $2.4 million for the quarter ended December 31, 2016. From December 31, 2016 to March 31, 2017, our ALLL increased from $15.4 million or 0.76% of total loans to $19.1 million or 0.94% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended March 31, 2017 of $27.3 million (or $6.4 million excluding the gain on sale of TCA) compared to $6.2 million for the quarter ended December 31, 2016.

For the quarter ended March 31, 2017, non-interest expense totaled $34.8 million (or $29.7 million excluding the incremental bonus and indirect transaction costs associated with the sale of TCA) compared to $26.9 million for the quarter ended December 31, 2016. Included in non-interest expense for the quarter ended March 31, 2017 were $0.8 million of legal and other loan related expenses, the majority of which was associated with the five nonperforming credits that contributed to the increased provision for loan loss recorded for the three months ended March 31, 2017.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, April 20, 2017. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-888-317-6016 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at http://services.choruscall.com/links/tbk170420. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2017.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Financial Highlights (Dollars in thousands):
Total assets	$2,635,358	$2,641,067	$2,575,490	$1,783,395	$1,687,795
Loans held for investment	$2,035,236	$2,027,624	$1,959,855	$1,410,518	$1,245,840
Deposits	$2,024,288	$2,015,785	$1,950,677	$1,275,154	$1,260,393
Net income available to common stockholders	$10,281	$6,064	$4,506	$4,431	$4,812

Performance Ratios - Annualized:
Return on average assets	1.62%	0.96%	0.84%	1.07%	1.20%
Return on average total equity	14.44%	8.58%	6.63%	6.69%	7.39%
Return on average common equity (1)	14.66%	8.60%	6.51%	6.64%	7.37%
Return on average tangible common equity (1)	17.49%	10.32%	7.60%	7.37%	8.23%
Yield on loans	7.15%	7.36%	7.42%	8.50%	7.84%
Adjusted yield on loans (1)	6.93%	6.82%	7.10%	7.81%	7.47%
Cost of interest bearing deposits	0.71%	0.66%	0.68%	0.72%	0.74%
Cost of total deposits	0.58%	0.54%	0.57%	0.63%	0.64%
Cost of total funds	0.79%	0.73%	0.61%	0.68%	0.69%
Net interest margin	5.37%	5.60%	5.79%	6.53%	5.90%
Adjusted net interest margin (1)	5.19%	5.15%	5.53%	5.98%	5.61%
Net non-interest expense to average assets	1.17%	3.16%	3.43%	3.85%	3.61%
Adjusted net non-interest expense to average assets (1)	3.60%	3.16%	3.15%	3.85%	3.61%
Efficiency ratio	58.94%	67.70%	70.63%	68.74%	73.09%
Adjusted efficiency ratio (1)	77.65%	67.70%	66.20%	68.74%	73.09%

Asset Quality:(2)
Past due to total loans	3.16%	3.61%	3.86%	2.80%	3.61%
Non-performing loans to total loans	1.80%	2.23%	2.25%	1.56%	1.70%
Non-performing assets to total assets	1.92%	1.98%	2.05%	1.60%	1.72%
ALLL to non-performing loans	52.18%	34.00%	33.78%	62.60%	56.96%
ALLL to total loans	0.94%	0.76%	0.76%	0.98%	0.97%
Net charge-offs to average loans	0.20%	0.10%	0.10%	0.02%	0.00%

Capital:
Tier 1 capital to average assets(3)	11.32%	10.85%	12.04%	16.02%	16.24%
Tier 1 capital to risk-weighted assets(3)	12.16%	11.85%	11.94%	17.14%	18.79%
Common equity tier 1 capital to risk-weighted assets(3)	10.42%	10.18%	10.24%	15.19%	16.62%
Total capital to risk-weighted assets(3)	15.00%	14.60%	14.77%	18.01%	19.65%
Total equity to total assets	11.40%	10.96%	11.05%	15.69%	16.24%
Tangible common stockholders' equity to tangible assets	9.51%	8.98%	8.99%	13.88%	14.30%

Per Share Amounts:
Book value per share	$16.08	$15.47	$15.18	$14.91	$14.67
Tangible book value per share (1)	$13.63	$12.89	$12.55	$13.47	$13.18
Basic earnings per common share	$0.57	$0.34	$0.25	$0.25	$0.27
Diluted earnings per common share	$0.55	$0.33	$0.25	$0.25	$0.27
Adjusted diluted earnings per common share(1)	$0.02	$0.33	$0.32	$0.25	$0.27
Shares outstanding end of period	18,078,769	18,078,247	18,106,978	18,107,493	18,015,423

Unaudited consolidated balance sheet as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
ASSETS
Total cash and cash equivalents	$126,084	$114,514	$104,725	$61,750	$123,715
Securities - available for sale	254,452	275,029	286,574	159,790	161,517
Securities - held to maturity	28,882	29,352	29,316	27,502	25,796
Loans held for sale	—	—	9,623	—	3,043
Loans held for investment	2,035,236	2,027,624	1,959,855	1,410,518	1,245,840
Allowance for loan and lease losses	(19,093)	(15,405)	(14,912)	(13,772)	(12,093)
Loans, net	2,016,143	2,012,219	1,944,943	1,396,746	1,233,747
FHLB stock	7,167	8,430	8,397	6,368	4,234
Premises and equipment, net	44,630	45,460	45,050	19,629	19,934
Other real estate owned ("OREO"), net	11,638	6,077	8,061	6,074	7,478
Goodwill and intangible assets, net	44,233	46,531	47,449	26,160	26,877
Bank-owned life insurance	36,679	36,509	36,347	29,786	29,658
Deferred tax asset, net	15,678	18,825	20,042	15,042	15,240
Other assets	49,772	48,121	34,963	34,548	36,556
Total assets	$2,635,358	$2,641,067	$2,575,490	$1,783,395	$1,687,795
LIABILITIES
Non-interest bearing deposits	$382,009	$363,351	$339,999	$170,834	$160,818
Interest bearing deposits	1,642,279	1,652,434	1,610,678	1,104,320	1,099,575
Total deposits	2,024,288	2,015,785	1,950,677	1,275,154	1,260,393
Customer repurchase agreements	10,468	10,490	15,329	13,635	9,641
Federal Home Loan Bank advances	200,000	230,000	230,000	180,500	110,000
Subordinated notes	48,757	48,734	48,676	—	—
Junior subordinated debentures	32,840	32,740	32,640	24,823	24,754
Other liabilities	18,580	13,973	13,647	9,520	8,893
Total liabilities	2,334,933	2,351,722	2,290,969	1,503,632	1,413,681
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	182	182	182	182	181
Additional paid-in-capital	197,866	197,157	196,306	195,711	194,687
Treasury stock, at cost	(1,494)	(1,374)	(751)	(741)	(597)
Retained earnings	94,191	83,910	77,846	73,340	68,909
Accumulated other comprehensive income	(66)	(276)	1,192	1,525	1,188
Total equity	300,425	289,345	284,521	279,763	274,114
Total liabilities and equity	$2,635,358	$2,641,067	$2,575,490	$1,783,395	$1,687,795

Unaudited consolidated statement of income:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Interest income:
Loans, including fees	$25,185	$26,486	$23,123	$18,547	$16,088
Factored receivables, including fees	9,167	9,731	9,021	8,639	7,822
Securities	1,611	1,368	1,218	958	765
FHLB stock	42	34	16	13	10
Cash deposits	327	155	93	197	208
Total interest income	36,332	37,774	33,471	28,354	24,893
Interest expense:
Deposits	2,869	2,735	2,408	2,020	1,993
Subordinated notes	835	835	—	—	—
Junior subordinated debentures	465	431	382	312	302
Other borrowings	344	229	263	115	109
Total interest expense	4,513	4,230	3,053	2,447	2,404
Net interest income	31,819	33,544	30,418	25,907	22,489
Provision for loan losses	7,678	2,446	2,819	1,939	(511)
Net interest income after provision for loan losses	24,141	31,098	27,599	23,968	23,000
Non-interest income:
Service charges on deposits	980	1,109	984	695	659
Card income	827	842	767	577	546
Net OREO gains (losses) and valuation adjustments	11	(275)	63	(1,204)	(11)
Net gains (losses) on sale of securities	—	7	(68)	—	5
Net gains on sale of loans	—	—	—	4	12
Fee income	583	547	655	504	534
Asset management fees	1,717	1,787	1,553	1,605	1,629
Gain on sale of subsidiary	20,860	—	—	—	—
Other	2,307	2,191	2,145	1,487	1,607
Total non-interest income	27,285	6,208	6,099	3,668	4,981
Non-interest expense:
Salaries and employee benefits	21,958	15,351	14,699	12,229	12,252
Occupancy, furniture and equipment	2,359	2,353	1,921	1,534	1,493
FDIC insurance and other regulatory assessments	226	265	143	281	224
Professional fees	1,968	1,481	1,874	1,101	1,073
Amortization of intangible assets	1,111	1,130	958	717	977
Advertising and promotion	938	790	779	628	519
Communications and technology	2,174	1,830	1,966	1,263	1,432
Other	4,103	3,711	3,452	2,578	2,108
Total non-interest expense	34,837	26,911	25,792	20,331	20,078
Net income before income tax	16,589	10,395	7,906	7,305	7,903
Income tax expense	6,116	4,134	3,099	2,679	2,897
Net income	$10,473	$6,261	$4,807	$4,626	$5,006
Dividends on preferred stock	(192)	(197)	(301)	(195)	(194)
Net income available to common stockholders	$10,281	$6,064	$4,506	$4,431	$4,812

Earnings per share:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Basic
Net income to common stockholders	$10,281	$6,064	$4,506	$4,431	$4,812
Weighted average common shares outstanding	17,955,144	17,890,781	17,859,604	17,859,604	17,816,930
Basic earnings per common share	$0.57	$0.34	$0.25	$0.25	$0.27

Diluted
Net income to common stockholders	$10,281	$6,064	$4,506	$4,431	$4,812
Dilutive effect of preferred stock	192	197	—	—	—
Net income to common stockholders - diluted	$10,473	$6,261	$4,506	$4,431	$4,812
Weighted average common shares outstanding	17,955,144	17,890,781	17,859,604	17,859,604	17,816,930
Dilutive effects of:
Restricted stock	87,094	66,613	148,977	112,880	113,788
Assumed exercises of stock warrants	145,896	118,285	93,095	70,101	50,558
Assumed exercises of stock options	47,873	12,511	—	—	—
Assumed conversion of Preferred A	315,773	315,773	—	—	—
Assumed conversion of Preferred B	360,578	360,578	—	—	—
Weighted average shares outstanding - diluted	18,912,358	18,764,541	18,101,676	18,042,585	17,981,276
Diluted earnings per common share	$0.55	$0.33	$0.25	$0.25	$0.27

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assumed conversion of Preferred A	—	—	315,773	315,773	315,773
Assumed conversion of Preferred B	—	—	360,578	360,578	360,578
Restricted stock awards	—	—	—	76,362	—
Stock options	—	—	164,175	164,175	—

Loans held for investment summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Commercial real estate	$498,099	$442,237	$420,742	$298,991	$293,485
Construction, land development, land	109,849	109,812	101,169	36,498	41,622
1-4 family residential properties	105,230	104,974	108,721	74,121	76,973
Farmland	136,537	141,615	139,109	35,795	33,250
Commercial	792,764	778,643	777,806	574,508	509,433
Factored receivables	242,098	238,198	213,955	237,520	199,532
Consumer	28,415	29,764	25,602	17,339	13,530
Mortgage warehouse	122,244	182,381	172,751	135,746	78,015
Total loans	$2,035,236	$2,027,624	$1,959,855	$1,410,518	$1,245,840

A portion of our total loan portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Equipment	$203,251	$190,393	$181,987	$167,000	$159,755
Asset based lending (General)	166,917	161,454	129,501	114,632	85,739
Asset based lending (Healthcare)	78,208	79,668	84,900	81,664	79,580
Premium finance	23,162	23,971	27,573	6,117	3,506
Factored receivables	242,098	238,198	213,955	237,520	199,532
Commercial finance	$713,636	$693,684	$637,916	$606,933	$528,112

Commercial finance % of total loans	35%	34%	33%	43%	42%
Yield on commercial finance loans	10.25%	10.54%	10.57%	11.40%	11.11%

Deposits summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Non-interest bearing demand	$382,009	$363,351	$339,999	$170,834	$160,818
Interest bearing demand	329,201	340,362	311,351	235,877	227,002
Individual retirement accounts	100,436	103,022	103,007	64,204	63,265
Money market	203,686	213,253	209,572	120,929	111,578
Savings	173,258	171,354	171,665	77,625	77,969
Certificates of deposit	767,602	756,351	765,093	555,710	569,820
Brokered deposits	68,096	68,092	49,990	49,975	49,941
Total deposits	$2,024,288	$2,015,785	$1,950,677	$1,275,154	$1,260,393

Net interest margin summarized for the three months ended:

	March 31, 2017			December 31, 2016
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$153,621	$327	0.86%	$109,898	$155	0.56%
Taxable securities	266,591	1,527	2.32%	280,764	1,283	1.82%
Tax-exempt securities	26,190	84	1.30%	28,116	85	1.20%
FHLB stock	8,536	42	2.00%	8,466	34	1.60%
Loans	1,947,483	34,352	7.15%	1,957,167	36,217	7.36%
Total interest earning assets	$2,402,421	$36,332	6.13%	$2,384,411	$37,774	6.30%
Non-interest earning assets:
Other assets	216,861			218,815
Total assets	$2,619,282			$2,603,226
Interest bearing liabilities:
Deposits:
Interest bearing demand	$325,589	$111	0.14%	$333,327	$91	0.11%
Individual retirement accounts	101,484	291	1.16%	101,860	286	1.12%
Money market	209,216	118	0.23%	208,674	102	0.19%
Savings	171,828	34	0.08%	171,175	20	0.05%
Certificates of deposit	756,606	2,079	1.11%	762,644	2,062	1.08%
Brokered deposits	68,086	236	1.41%	61,293	174	1.13%
Total deposits	1,632,809	2,869	0.71%	1,638,973	2,735	0.66%
Subordinated notes	48,743	835	6.95%	48,695	835	6.82%
Junior subordinated debentures	32,780	465	5.75%	32,685	431	5.25%
Other borrowings	222,561	344	0.63%	218,105	229	0.42%
Total interest bearing liabilities	$1,936,893	$4,513	0.94%	$1,938,458	$4,230	0.87%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	377,769			361,292
Other liabilities	10,384			13,061
Total equity	294,236			290,415
Total liabilities and equity	$2,619,282			$2,603,226
Net interest income		$31,819			$33,544
Interest spread			5.19%			5.43%
Net interest margin			5.37%			5.60%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share amounts)	2017	2016	2016	2016	2016
Net income available to common stockholders	$10,281	$6,064	$4,506	$4,431	$4,812
Gain on sale of subsidiary	(20,860)	—	—	—	—
Incremental bonus related to transaction	4,814	—	—	—	—
Transaction related costs	325	—	1,618	—	—
Tax effect of adjustments	5,754	—	(251)	—	—
Adjusted net income available to common stockholders	$314	$6,064	$5,873	$4,431	$4,812
Dilutive effect of convertible preferred stock	—	197	197	—	—
Adjusted net income available to common stockholders - diluted	$314	$6,261	$6,070	$4,431	$4,812

Weighted average shares outstanding - diluted	18,912,358	18,764,541	18,101,676	18,042,585	17,981,276
Adjusted effects of assumed Preferred Stock conversion	(676,351)	—	676,351	—	—
Adjusted weighted average shares outstanding - diluted	18,236,007	18,764,541	18,778,027	18,042,585	17,981,276
Adjusted diluted earnings per common share	$0.02	$0.33	$0.32	$0.25	$0.27

Net income available to common stockholders	$10,281	$6,064	$4,506	$4,431	$4,812
Average tangible common equity	238,405	233,733	235,938	241,666	235,192
Return on average tangible common equity	17.49%	10.32%	7.60%	7.37%	8.23%

Adjusted efficiency ratio:
Net interest income	$31,819	$33,544	$30,418	$25,907	$22,489
Non-interest income	27,285	6,208	6,099	3,668	4,981
Operating revenue	59,104	39,752	36,517	29,575	27,470
Gain on sale of subsidiary	(20,860)	—	—	—	—
Adjusted operating revenue	$38,244	$39,752	$36,517	$29,575	$27,470
Non-interest expenses	$34,837	$26,911	$25,792	$20,331	$20,078
Incremental bonus related to transaction	(4,814)	—	—	—	—
Transaction related costs	(325)	—	(1,618)	—	—
Adjusted non-interest expenses	$29,698	$26,911	$24,174	$20,331	$20,078
Adjusted efficiency ratio	77.65%	67.70%	66.20%	68.74%	73.09%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$34,837	$26,911	$25,792	$20,331	$20,078
Incremental bonus related to transaction	(4,814)	—	—	—	—
Transaction related costs	(325)	—	(1,618)	—	—
Adjusted non-interest expenses	$29,698	$26,911	$24,174	$20,331	$20,078

Total non-interest income	$27,285	$6,208	$6,099	$3,668	$4,981
Gain on sale of subsidiary	(20,860)	—	—	—	—
Adjusted non-interest income	$6,425	$6,208	$6,099	$3,668	$4,981
Adjusted net non-interest expenses	$23,273	$20,703	$18,075	$16,663	$15,097
Average total assets	$2,619,282	$2,603,226	$2,282,279	$1,742,942	$1,682,640
Adjusted net non-interest expense to average assets ratio	3.60%	3.16%	3.15%	3.85%	3.61%

	As of and for the Three Months Ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share amounts)	2017	2016	2016	2016	2016
Reported yield on loans	7.15%	7.36%	7.42%	8.50%	7.84%
Effect of accretion income on acquired loans	(0.22%)	(0.54%)	(0.32%)	(0.69%)	(0.37%)
Adjusted yield on loans	6.93%	6.82%	7.10%	7.81%	7.47%

Reported net interest margin	5.37%	5.60%	5.79%	6.53%	5.90%
Effect of accretion income on acquired loans	(0.18%)	(0.45%)	(0.26%)	(0.55%)	(0.29%)
Adjusted net interest margin	5.19%	5.15%	5.53%	5.98%	5.61%

Total stockholders' equity	$300,425	$289,345	$284,521	$279,763	$274,114
Preferred stock liquidation preference	(9,746)	(9,746)	(9,746)	(9,746)	(9,746)
Total common stockholders' equity	290,679	279,599	274,775	270,017	264,368
Goodwill and other intangibles	(44,233)	(46,531)	(47,449)	(26,160)	(26,877)
Tangible common stockholders' equity	$246,446	$233,068	$227,326	$243,857	$237,491
Common shares outstanding	18,078,769	18,078,247	18,106,978	18,107,493	18,015,423
Tangible book value per share	$13.63	$12.89	$12.55	$13.47	$13.18

Total assets at end of period	$2,635,358	$2,641,067	$2,575,490	$1,783,395	$1,687,795
Goodwill and other intangibles	(44,233)	(46,531)	(47,449)	(26,160)	(26,877)
Adjusted total assets at period end	$2,591,125	$2,594,536	$2,528,041	$1,757,235	$1,660,918
Tangible common stockholders' equity ratio	9.51%	8.98%	8.99%	13.88%	14.30%

1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930